Exhibit 99.1

Kellogg Company Financial News Release Analyst Contact: John Renwick, CFA (269) 961-9050 Media Contact: Kris Bahner (269) 961-3799

Kellogg Company Reaches Agreement to Sell Keebler Cookies and Related Businesses to Ferrero

BATTLE CREEK, Mich. – April 1, 2019 – Kellogg Company (NYSE: K) today announced that it has reached a definitive agreement to sell selected cookies, fruit and fruit-flavored snacks, pie crusts, and ice cream cones businesses to the Ferrero Group and its related companies (“Ferrero”), a global confectionary group.

The cash transaction is valued at $1.3 billion (or €1.16 billion, at current exchange rates), and includes brands and assets primarily related to these businesses. Subject to customary closing conditions, including any applicable regulatory approvals, the transaction is expected to close by the end of July.

“This divestiture is yet another action we have taken to reshape and focus our portfolio, which will lead to reduced complexity, more targeted investment, and better growth” said Steve Cahillane, Kellogg’s Chairman and Chief Executive Officer. “Divesting these great brands wasn’t an easy decision, but we are pleased that they are transitioning to an outstanding company with a portfolio in which they will receive the focus and resources to grow.”

The divestiture represents a portion of Kellogg’s North America snacking business. Specifically, it includes its cookies business, including brands like Keebler®, Mother’s®, Famous Amos®, Murray’s®, and Murray’s Sugar Free®, as well as cookies manufactured for Girl Scouts of the U.S.A. It also includes its fruit and fruit-flavored snacks, pie crusts, and ice cream cones businesses. The transaction includes production facilities in Augusta, Georgia; Florence, Kentucky; Louisville, Kentucky; Allyn, Washington; and Chicago, Illinois.

In 2018, these businesses recorded net sales of nearly $900 million and operating profit of approximately $75 million, including estimated indirect corporate expenses. Assuming the cash proceeds are used only to reduce outstanding debt, the transaction is expected to be less than 5% dilutive to Kellogg’s projected 2019 currency-neutral adjusted earnings per share.

Kellogg will retain the rest of its North America snacking businesses, including its crackers, salty snacks, wholesome snacks, and toaster pastries brands.

“On behalf of our entire Company, I want to thank the many employees who support these businesses and have contributed to the strength of these brands,” Cahillane added. “We appreciate their passion, commitment and everything they have done for Kellogg. These talented individuals are going to a first-class organization in Ferrero, where they undoubtedly will thrive.”

Evercore was lead advisor to Kellogg on the transaction, with Goldman Sachs acting as co-advisor. Wachtell, Lipton, Rosen & Katz acted as legal counsel.

About Kellogg Company

At Kellogg Company (NYSE: K), we strive to enrich and delight the world through foods and brands that matter. Our beloved brands include Pringles®, Cheez-It®, Keebler®, Special K®, Kellogg’s Frosted Flakes®, Pop-Tarts®, Kellogg’s Corn Flakes®, Rice Krispies®, Eggo®, Mini-Wheats®, Kashi®, RXBAR® and more. Net sales in 2018 were approximately $13.5 billion, comprised principally of snacks and convenience foods like cereal and frozen foods. Kellogg brands are beloved in markets around the world. We are also a company with Heart & Soul, committed to creating three billion Better Days by the end of 2025 through our Breakfasts for Better Days global purpose platform. Visit www.KelloggCompany.com or www.OpenforBreakfast.com.

About Ferrero Group

Founded as a family business in Alba, Italy in 1946, Ferrero is the third-largest company in the global chocolate confectionary market, with global sales of over $12 billion, distribution across over 170 countries, and a workforce of more than 30,000 people across 55 countries. Ferrero entered the U.S. in 1969 with Tic Tac® breath mints, and is now also known for bringing U.S. families simple joy through quality products including Ferrero Rocher ® fine hazelnut chocolates, Nutella ® The Original Hazelnut Spread®, Kinder Joy® and Fannie May chocolates.

Ferrara Candy Company, a related company of The Ferrero Group, is an industry leader in U.S. confections and one of the fastest growing confections companies in the country. A passionate team of more than 4,000 employees work together to share delight in every bite through leading brands that have shaped the confections market for more than 100 years. Our diverse portfolio of nearly 35 brands includes SweeTARTS®, Trolli®, Brach’s®, Black Forest®, Butterfinger®, CRUNCH®, Laffy Taffy® and NERDS®, along with iconic favorites like Lemonhead®, Red Hots® and Now and Later®. Headquartered in Chicago, the company has an operational network of manufacturing, distribution and R&D facilities across North America.

Non-GAAP Financial Measures

Non-GAAP financial measures used include adjusted operating profit and currency-neutral adjusted EPS. We determine currency-neutral results by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period. These non-GAAP financial measures may not be comparable to similar measures used by other companies.

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Adjusted operating profit: We adjust this GAAP financial measure to exclude the effect of Project K and cost reduction activities, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodities and certain foreign currency contracts, and other costs impacting comparability. We excluded the items which we believe may obscure trends in our underlying profitability. By providing these non-GAAP profitability measures, management intends to provide investors with a meaningful, consistent comparison of the Company’s profitability measures for the periods presented. Management uses this non-GAAP financial measure to evaluate the effectiveness of initiatives intended to improve profitability, such as Project K, ZBB and Revenue Growth Management, to assess performance of newly acquired businesses, as well as to evaluate the impacts of inflationary pressures and decisions to invest in new initiatives within each of our segments.

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Currency-neutral adjusted EPS: We adjust this financial measure to exclude the effect of Project K and cost reduction activities, mark-tomarket adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodities and certain foreign currency contracts, other costs impacting comparability, and foreign currency, resulting in currency-neutral adjusted. We excluded the items which we believe may obscure trends in our underlying profitability. By providing these non-GAAP profitability measures, management intends to provide investors with a meaningful, consistent comparison of the Company’s profitability measures for the periods presented.

Management uses this non-GAAP financial measure to evaluate the effectiveness of initiatives intended to improve profitability, such as Project K, ZBB and Revenue Growth Management, to assess performance of newly acquired businesses, as well as to evaluate the impacts of inflationary pressures and decisions to invest in new initiatives within each of our segments.

These measures have not been calculated in accordance with GAAP and should not be viewed as a substitute for GAAP reporting measures.

Forward-looking guidance for adjusted operating profit and currency-neutral adjusted EPS is included in this press release. Guidance for operating profit excludes the impact of costs related to Project K, mark-to-market adjustments (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), other items that could affect comparability, and foreign currency translation. Guidance for earnings per share excludes the impact of costs related to Project K, mark-to-market adjustments (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), other items that could affect comparability, and foreign currency translation. We have provided these non-GAAP measures for future guidance for the same reasons that were outlined above for historical non-GAAP measures.

We are unable to reasonably estimate the potential full-year financial impact of mark-to-market adjustments because these impacts are dependent on future changes in market conditions (interest rates, return on assets, and commodity prices) or future decisions to be made by our management team and Board of Directors. Additionally, we are unable to reasonably estimate the potential full-year financial impacts of Brexit and costs associated with our business and portfolio realignment because of uncertainties in outcomes. Similarly, because of volatility in foreign exchange rates and shifts in country mix of our international earnings, we are unable to reasonably estimate the potential full-year financial impact of foreign currency translation.

As a result, these impacts are not included in the guidance provided. Therefore, we are unable to provide a full reconciliation of these non-GAAP measures used in our guidance without unreasonable effort as certain information necessary to calculate such measure on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company.

Forward-Looking Statements Disclosure

This news release contains, or incorporates by reference, “forward-looking statements” with projections concerning, among other things, the Company’s efficiency-and-effectiveness program (Project K), the integration of acquired businesses, the Company’s strategy, Zero-Based Budgeting, and the Company’s sales, earnings, margin, operating profit, costs and expenditures, interest expense, tax rate, capital expenditure, dividends, cash flow, debt reduction, share repurchases, costs, charges, rates of return, brand building, ROIC, working capital, growth, new products, innovation, cost reduction projects, workforce reductions, savings, competitive pressures, and dilution from divestitures. Forward-looking statements include predictions of future results or activities and may contain the words “expects,” “believes,” “should,” “will,” “anticipates,” “projects,” “estimates,” “implies,” “can,” or words or phrases of similar meaning. The Company’s actual results or activities may differ materially from these predictions. The Company’s future results could also be affected by a variety of factors, including the expected benefits and costs of the transaction; the expected timing of the completion of the transaction; the ability of the Company and Fererro to complete the transaction considering the various conditions to the completion of the transaction, some of which are outside the parties’ control, including those conditions related to regulatory approvals; the ability to implement Project K and zero-based budgeting as planned, whether the expected amount of costs associated with Project K will differ from forecasts, whether the Company will be able to realize the anticipated benefits from Project K and Zero-Based Budgeting in the amounts and times expected, the ability to realize the anticipated benefits and synergies from business acquisitions in the amounts and at the times expected, the impact of competitive conditions; the effectiveness of pricing, advertising, and promotional programs; the success of innovation, renovation and new product introductions; the recoverability of the carrying value of goodwill and other intangibles; the success of productivity improvements and business transitions; commodity and energy prices; transportation costs; labor costs; disruptions or inefficiencies in supply chain; the availability of and interest rates on short-term and long-term financing; actual market performance of benefit plan trust investments; the levels of spending on systems initiatives, properties, business opportunities, integration of acquired businesses, and other general and administrative costs; changes in consumer behavior and preferences; the effect of U.S. and foreign economic conditions on items such as interest rates, statutory tax rates, currency conversion and availability; legal and regulatory factors including changes in food safety, advertising and labeling laws and regulations; the ultimate impact of product recalls; business disruption or other losses from war, terrorist acts or political unrest; and other items.

Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update them publicly.